SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: December 29, 2008
Date of earliest event reported: December 23, 2008
Energy Transfer Partners, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)
3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
          As previously reported, on December 18, 2008, Energy Transfer Partners, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as joint book-running managers and representatives of the several underwriters named therein (the “Underwriters”), relating to the public offering by the Partnership of $600 million aggregate principal amount of 9.70% Senior Notes due 2019 (the “Notes”).
          On December 23, 2008, the Partnership completed the underwritten public offering of the Notes. The sale of the Notes was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3ASR (Registration No. 333-147990) of the Partnership, as supplemented by the Prospectus Supplement dated December 18, 2008 relating to the Notes (the “Prospectus Supplement”), filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on December 19, 2008.
          The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership and customary conditions to closing. Additionally, the Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is incorporated herein by reference.
          The net proceeds from the offering of approximately $595.7 million, after deducting underwriting discounts and other offering expenses, were used repay amounts outstanding under the Partnership’s revolving credit facility, to pay expenses associated with the offering of the Notes and for general partnership purposes. Affiliates of each of the Underwriters are agents and lenders under the Partnership’s revolving credit facility. Accordingly, each of the Underwriters received proceeds from the offering of the Notes. In addition, from time to time the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Partnership and its affiliates for which they received or will receive customary fees and expenses.
          The Notes were issued under the Indenture dated as of January 18, 2005 (the “Indenture”), between the Partnership, as issuer, the subsidiary guarantors named therein, and Wachovia Bank, National Association, as trustee, as amended and supplemented by the Seventh Supplemental Indenture thereto dated December 23, 2008 (the “Supplemental Indenture”), between the Partnership and U.S. Bank National Association, as successor trustee, with respect to the Notes. The terms of the Notes and the Supplemental Indenture are further described in the Prospectus Supplement under the captions “Description of Notes” and “Description of the Debt Securities,” which description is incorporated herein by reference. Such description does not purport to be complete and is qualified by reference to the Indenture and the Supplemental Indenture, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The description contained under Item 1.01 above is incorporated by reference in its entirety into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
1.1	Underwriting Agreement dated December 18, 2008, by and among Energy Transfer Partners, L.P. and Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein (filed as Exhibit 1.1 to Form 8-K of Energy Transfer Partners, L.P. filed December 23, 2008 and incorporated herein by reference).

4.1	Indenture, dated as of January 18, 2005 between Energy Transfer Partners, L.P., as issuer, the subsidiary guarantors named therein, and Wachovia Bank, National Association, as trustee (filed as Exhibit 4.1 to Form 8-K of Energy Transfer Partners, L.P. filed January 19, 2005 and incorporated herein by reference).

4.2	Seventh Supplemental Indenture dated December 23, 2008, by and between Energy Transfer Partners, L.P., as issuer, and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.3	Form of Notes (included in Exhibit 4.2 above).

99.1	Description of Notes and Description of the Debt Securities (filed as Exhibit 99.2 to Form 8-K of Energy Transfer Partners, L.P. filed December 23, 2008 and incorporated herein by reference).

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P., its general partner

	By:	Energy Transfer Partners, L.L.C., its general partner

Date: December 29, 2008		/s/ Martin Salinas Martin Salinas Chief Financial Officer

Exhibit Index
Exhibits
1.1	Underwriting Agreement dated December 18, 2008, by and among Energy Transfer Partners, L.P. and Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein (filed as Exhibit 1.1 to Form 8-K of Energy Transfer Partners, L.P. filed December 23, 2008 and incorporated herein by reference).

4.1	Indenture, dated as of January 18, 2005 between Energy Transfer Partners, L.P., as issuer, the subsidiary guarantors named therein, and Wachovia Bank, National Association, as trustee (filed as Exhibit 4.1 to Form 8-K of Energy Transfer Partners, L.P. filed January 19, 2005 and incorporated herein by reference).

4.2	Seventh Supplemental Indenture dated December 23, 2008, by and between Energy Transfer Partners, L.P., as issuer, and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.3	Form of Notes (included in Exhibit 4.2 above).

99.1	Description of Notes and Description of the Debt Securities (filed as Exhibit 99.2 to Form 8-K of Energy Transfer Partners, L.P. filed December 23, 2008 and incorporated herein by reference).